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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                --------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       SOUTHEASTERN BANKING CORPORATION
          -----------------------------------------------------------
            (Exact name of registrant as specified in its charter)

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
                Georgia                                  58-1423423
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                             1010 Northway Street
                             Darien, Georgia 31305
                             ---------------------
         (Address of principal executive offices, including zip code)


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
If this Form relates to the               If this Form relates to the registration of a
registration of a class of securities     class of securities pursuant to Section 12(g)
pursuant to Section 12(b) of the          of the Exchange Act and is effective pursuant
Exchange Act and is effective pursuant    to General Instruction A.(d), please check the
to General Instruction A.(c), please      following box. [X]
check the following box. [ ]


Securities Act registration statement file number to which this form relates:
2-72626
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Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class            Name of each exchange on which
    to be so registered           each class is to be so registered
    -------------------           ---------------------------------

           None                           Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $1.25 per share
                    ---------------------------------------
                               (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered.

     The description of the Registrant's Common stock, par value $10.00 per share as subsequently reduced by an eight-for-one stock split to $1.25, registered hereby is incorporated by reference to the description of the Registrant's capital stock set forth under the headings "Voting Securities and Principal Holders Thereof" and "Modification or Exchange of Securities" in the Registrant's Form S-14 Registration Statement No. 2-72626 (the "Registration Statement"), initially filed with the Securities and Exchange Commission on June 4, 1981 and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is deemed to be incorporated by reference into the Registration Statement.


Item 2.   Exhibits.

          Exhibit
Number    Description
------    -----------

 3.1 Articles of Incorporation (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990)

 3.2 Bylaws (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990)

 4.1      Specimen Common Stock Certificate

 4.2 See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             SOUTHEASTERN BANKING CORPORATION


                                             By: /s/CORNELIUS P. HOLLAND, III
                                                 ----------------------------
                                                 Cornelius P. Holland, III
                                                 President

                                             Date:  April 30, 2001